Exhibit 77(Q)(i)


                                                                     Item 77Q(i)

                       LORD ABBETT MUNICIPAL INCOME TRUST

                                 TERMINATION OF
                                     SERIES

            The undersigned, being at least a majority of the Trustees of Lord Abbett Municipal Income Trust, a Delaware business trust (the "Trust"), organized pursuant to a Declaration and Agreement of Trust dated May 17, 2002 (the "Declaration"), do hereby terminate, pursuant to Section 5.4.4 of the Declaration and after the authorization by a Series Majority Shareholder Vote, the Series of the Trust named the Florida Series and the Michigan Series.

            This instrument shall be effective February 1, 2008.

            IN WITNESS WHEREOF, the undersigned have executed this instrument this 1st day of February, 2008.


/s/ Robert S. Dow                              /s/ Daria L. Foster
-----------------------------                  ---------------------------------
Robert S. Dow                                  Daria L. Foster



/s/ E. Thayer Bigelow                          /s/ William H. T. Bush
------------------------------                 ---------------------------------
E. Thayer Bigelow                              William H.T. Bush



/s/ Robert B. Calhoun                          /s/ Julie A. Hill
-----------------------------                  ---------------------------------
Robert B. Calhoun, Jr.                         Julie A. Hill



/s/ Franklin W. Hobbs                          /s/ Thomas J. Neff
-----------------------------                  ---------------------------------
Franklin W. Hobbs                              Thomas J. Neff



/s/ James L.L. Tullis
-----------------------------
James L.L. Tullis